Exhibit 10.6

Fifth Supplemental Agreement to the Exclusive Technology Consulting and Management Service Agreement

This Fifth Supplemental Agreement to the Exclusive Technology Consulting and Management Service Agreement (this “Supplemental Agreement”) is made on March 12, 2021 (the “Execution Date”) in Shanghai, the People’s Republic of China (the “PRC”, for the purposes hereof, excluding Hong Kong, Macau and Taiwan) by and between:

Party A:

Shanghai Aihui Trading Co., Ltd., a wholly foreign-owned enterprise duly incorporated and validly existing in the territory of the PRC with unified social credit code of 913100000512489464, having its domicile at Room 611, Building 1, No.1616 Changyang Road, Yangpu District, Shanghai; and

Party B:

Shanghai Yueyee Network Information Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC with unified social credit code of 913101105559290751, having its domicile at Rooms 1101-1103, No.433 Songhu Road, Yangpu District, Shanghai.

For the purposes of this Supplemental Agreement, Party A and Party B are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(1)

The Parties entered into the Exclusive Technology Consulting and Management Service Agreement (the “Original Agreement”) on August 31, 2012, and the Fourth Supplemental Agreement to the Exclusive Technology Consulting and Management Service Agreement (the “Original Supplemental Agreement”) on June 26, 2018.

(2)	The Parties propose to amend and supplement the Original Agreement and terminate the Original Supplemental Agreement by signing this Supplemental Agreement.

NOW THEREFORE, the Parties hereby agree as follows by mutual agreement:

Article 1 Amendment to the Original Agreement

With respect to payment provision for service fees under the Original Agreement, i.e. Article 2.1 (Service Fees) of and Appendix 2 (Calculation and Payment Terms of Service Fees) to the Original Agreement (the “Original Payment Provisions”), the Parties hereby agree to amend the Original Payment Provisions as follows:

“2.1. Service Fees. Party B (i.e. Shanghai Yueyee Network Information Technology Co., Ltd.) shall pay to Party A (i.e. Shanghai Aihui Trading Co., Ltd.) for the services provided by Party A pursuant to this Agreement in the following manner:

(1)

Subject to the provisions of applicable PRC laws, Party A shall have the right to determine the amount of service fees based on, among other things, the provision of technology consulting and services to Party B and/or its subsidiaries as well as its operating condition and development needs, which amount shall be equal to all or part of consolidated pre-tax profits of Party B and/or its subsidiaries without taking into account the service fees hereunder upon deduction of prior year losses made good by Party B and/or its subsidiaries (if needed) and costs, expenses and taxes required to be incurred due to business operations; and

(2)	Such service fees as otherwise agreed by Party A in writing for specified services provided by Party A from time to time upon Party B’s request.

The Parties further acknowledge that the above payment provision for service fees shall take effect retrospectively as of August 31, 2012, and that Party A shall have the right to determine the amount of service fees as per such provision as of August 31, 2012.”

Article 2 Termination of the Original Supplemental Agreement

The Parties hereby irrevocably agree and acknowledge that the Original Supplemental Agreement shall terminate and lapse as of the effective date hereof, and that neither Party enjoys or bears any and all rights or obligations under the Original Supplemental Agreement. The Parties further acknowledge that: (i) as of the effective date hereof, neither Party is required to pay to the other Party any additional fee or compensation pursuant to the Original Supplemental Agreement, or to compensate the other Party for the termination thereof; (ii) either Party shall be exempted from any liability for its breach or other misconduct committed prior to the effective date hereof (including acts and omissions, if any); and (iii) either Party who suffers any third party claim in connection with the Original Supplemental Agreement, whether or not attributable to the other Party, shall not claim compensation against the other Party.

Article 3 Miscellaneous

1.

This Supplemental Agreement shall form an integral part of the Original Agreement upon being duly signed by the Parties, and shall have the same legal effect as the Original Agreement. In case of any inconsistency between this Supplemental Agreement and the Original Agreement or with respect to matters covered hereby that are not set forth in the Original Agreement, this Supplemental Agreement shall prevail. Any matter not set forth in this Supplemental Agreement shall be subject to the Original Agreement.

2.	The execution, validity, interpretation, performance, modification and termination of and resolution of disputes arising from this Supplemental Agreement shall be governed by the laws of the PRC.

3.

Any and all disputes arising from the interpretation and performance of this Supplemental Agreement shall be firstly resolved by the Parties through amicable negotiations. Should the Parties be unable to reach a consensus on the resolution of such dispute through negotiations within thirty (30) days after either Party’s notice to the other Party to that effect, then such Party may refer the same to Shanghai Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitral award shall be final and binding upon the Parties.

4.	This Supplemental Agreement shall become effective as of the Execution Date, and is executed in two (2) originals, with each original having the same legal effect.

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[This is a signature page to the Fifth Supplemental Agreement to the Exclusive Technology Consulting and Management Service Agreement]

Party A:

Shanghai Aihui Trading Co., Ltd. (Seal)

/s/ Shanghai Aihui Trading Co., Ltd.

By:	/s/ Chen Xuefeng
Name:	Chen Xuefeng
Title:	Legal Representative

Party B:

Shanghai Yueyee Network Information Technology Co., Ltd. (Seal)

/s/ Shanghai Yueyee Network Information Technology Co., Ltd.

By:	/s/ Chen Xuefeng
Name:	Chen Xuefeng
Title:	Legal Representative